CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002



I, Michael A. Torres, Principal Executive Officer of Lend Lease Funds, certify that to the best of my knowledge:

1. The N-CSR of the Registrant for the period ended July 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


/s/ Michael A. Torres
---------------------------
Michael A. Torres
Principal Executive Officer
October 3, 2003


I, Mark A. Hoopes, Principal Financial Officer of Lend Lease Funds, certify that to the best of my knowledge:

1. The N-CSR of the Registrant for the period ended July 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


/s/ Mark A. Hoopes
---------------------------
Mark A. Hoopes
Principal Financial Officer
October 3, 2003